EXHIBIT 10.17

NOTE

THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT IS IN EFFECT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. THE HOLDER OF THIS SECURITY IS SUBJECT TO THE TERMS OF THE PURCHASE AGREEMENT, DATED AS OF JULY 21, 2006, AS AMENDED AND RESTATED ON MAY 16, 2007 (THE “PURCHASE AGREEMENT”), AMONG DIGITAL DOMAIN, INC. (THE “COMPANY”), WYNDCREST DD HOLDINGS, INC., THE SUBSIDIARY GUARANTORS NAMED THEREIN AND THE PURCHASERS NAMED THEREIN. A COPY OF SUCH PURCHASE AGREEMENT IS AVAILABLE AT THE OFFICES OF THE COMPANY.

FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT. THE ISSUE DATE IS JULY 21, 2006. FOR INFORMATION RELATING TO (1) THE ISSUE PRICE, (2) THE YIELD TO MATURITY AND (3) THE AMOUNT OF THE ORIGINAL ISSUE DISCOUNT, PLEASE CONTACT YVETTE MACALUSO, VICE PRESIDENT-FINANCE OF THE COMPANY, AT (310) 314-2842.

SENIOR SECURED NOTES DUE 2011

No. 1	$12,500,000

Digital Domain, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the “Company,” which term includes any successor person under the Purchase Agreement), for value received, hereby promises to pay to FALCON MEZZANINE PARTNERS II, LP, or registered assigns, the principal sum of TWELVE MILLION FIVE HUNDRED THOUSAND DOLLARS ($12,500,000) on July 21, 2011 (the “Stated Maturity Date”).

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: May ___, 2007
DIGITAL DOMAIN, INC.

By: ______________________________
Name:
Title:

Attest:

__________________________
Title:

[Form of Reverse of Note]

1. General. This Note is one of a duly authorized issue of Notes of the Company designated as its Senior Secured Notes due 2011 (herein called the “Notes”), limited in aggregate principal amount to the sum of (a) $12,500,000, and (b) the amount of interest which, in accordance with the terms of Paragraph 2 below, may be paid through the issuance of new Notes, in each case, issued pursuant to the Purchase Agreement, dated as of July 21, 2006, as amended and restated as of May 16, 2007 (herein called the “Purchase Agreement”), among the Company, the Guarantors named therein, the Agent named therein and the Purchasers named therein, to which Purchase Agreement and all amendments thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company and the Noteholders and of the terms upon which the Notes are, and are to be, issued and delivered.

Principal on this Note shall be payable only against surrender therefor, while payments of interest on this Note shall be made, in accordance with the Purchase Agreement and subject to applicable laws and regulations, by wire transfer in immediately available funds to such account as any Noteholder shall designate by written instructions received by the Company no less than 5 days prior to any applicable Interest Payment Date, which wire instruction shall continue in effect until such time as the Noteholder otherwise notifies the Company or such Noteholder no longer is the registered owner of this Note.

2. Interest. The Company promises to pay interest on the principal amount of this Note from the date of issuance of this Note (or any Predecessor Note) (which, in the case of any Note which is a PIK Note (as defined below), shall be the Interest Payment Date to which such PIK Note relates) or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on March 30, June 30, September 30 and December 30 in each year commencing September 30, 2006 (each, an “Interest Payment Date”) and at the Stated Maturity Date at the Applicable Rate until the principal hereof is paid; provided, however, that if any Interest Payment Date falls on a date which is not a Business Day, interest due on such Interest Payment Date shall be paid on the Business Day immediately preceding such Interest Payment Date; provided, further, that such interest payment shall include interest accruing to the calendar day immediately preceding such Interest Payment Date.  On each such Interest Payment Date the Company may, at its option and in its sole discretion, in lieu of the payment in whole or in part of interest due on this Note, which is in excess of 12.0% per annum (other than default interest as described below), pay such amount in excess of 12.0% per annum (and only such excess amount) on this Note through the issuance of additional Notes (each a “PIK Note”) in an aggregate principal amount equal to the amount of such excess interest that would otherwise be payable in cash with respect to this Note and otherwise substantially in the form of this Note. If the Company elects to pay all or a portion of such excess interest due on this Note through the issuance of a PIK Note as provided above, the Company shall, at least fifteen (15) calendar days prior to each relevant Interest Payment Date, deliver to the Noteholder of this Note notice of such election, which notice shall also state the amount of aggregate interest to be so paid in cash on such Interest Payment Date and the amount of such interest to be paid in the form of such PIK Note. Without in any way diminishing the notice requirement in the immediately preceding sentence, if the Company shall fail to deliver such notice, the Company will be deemed to have elected to pay all of such excess interest in the form of a PIK Note.

“Applicable Rate”, with respect to any Interest Period, shall mean (i) prior to the occurrence of a QIPO, 15.0% per annum, (ii) if a QIPO shall have occurred and if the Market Capitalization Threshold shall have been satisfied on the first day of such Interest Period, 12.0% per annum for such Interest Period and (iii) if a QIPO shall have occurred and if the Market Capitalization Threshold shall have been satisfied on the first day of such Interest Period and the immediately preceding Interest Period, 12.0% per annum for that and each subsequent Interest Period.

“Interest Period” shall mean the period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next succeeding Interest Payment Date, with the exception that the first Interest Period shall commence on and include July 21, 2006 and end on and include September 29, 2006.

“Market Capitalization” means as of the first day of any Interest Period the market capitalization of Holdings determined on a fully diluted basis (but only to the extent that in the case of derivative securities, such derivative securities are both exercisable and in-the-money for the entire reference period) using the average of the Reference Closing Prices from the 60 consecutive Trading Days ending on such date.

“Market Capitalization Threshold” shall mean as of the first day of any Interest Period occurring following the consummation of a QIPO, a Market Capitalization of not less than $100,000,000.

“Reference Closing Price” shall mean on any date the closing sale price per share (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq National Market (at a time when the Nasdaq National Market is not a U.S. national securities exchange).

“Trading Day” shall mean a day during which (1) trading in the Common Stock generally occurs and (2) a Reference Closing Price for the Common Stock may be obtained for that day.

To the extent that the payment of such interest shall be legally enforceable, in the event of any Default on this Note, (x) the interest rate borne by this Note shall immediately increase by, and (y) any principal of, or premium or installment of interest on, this Note which is overdue shall bear interest (“default interest”), in each case, at the rate of 2% per annum in excess of the rate of interest then borne by this Note from the date of such Default until cured or waived, and the entire amount of such default interest (and not just the amount payable in cash as of any Interest Payment Date) shall be payable in cash.

Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months.

All interest payable on any Interest Payment Date will, as provided in the Purchase Agreement, be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the “Regular Record Date” for such interest, which shall be the fifteenth calendar day (whether or not a Business Day) immediately preceding such Interest Payment Date. Notwithstanding the foregoing, if this Note is issued after a Regular Record Date and prior to an Interest Payment Date, the record date for such Interest Payment Date shall be the original issue date.

3. Optional Redemption. The Company may, at its option, redeem this Note, in whole or in part, at any time through to and including the Stated Maturity Date at a Redemption Price stated as a percentage of the principal amount being redeemed as set forth below plus accrued and unpaid interest, if any, and fees to the Redemption Date:

Period:	Redemption Price
First Closing Date - July 20, 2007	132.5%
July 21, 2007 - July 20, 2008	125.0%
July 21, 2008 - July 20, 2009	110.0%
July 21, 2009 - July 20, 2010	105.0%
July 21, 2010 - July 20, 2011	102.5%
Stated Maturity Date	100.0%

4. [Omitted.]

5. Procedures for Redemption. If less than all the Notes are to be redeemed, the Notes shall be redeemed pro rata from each Noteholder.

In the event of redemption or purchase pursuant to an offer to purchase this Note in part only, a new Note or Notes for the unredeemed or unpurchased portion hereof will be issued in the name of the Noteholder hereof upon the cancellation hereof.

6. Events of Default. If an Event of Default shall occur and be continuing, the principal of this Note may be declared due and payable in the manner and with the effect provided in the Purchase Agreement.

7. Offers to Repurchase Notes. The Purchase Agreement provides that the Company shall be required to offer to repurchase all or a specified portion of the Notes in certain circumstances.

8. Amendments, Modifications and Waivers. The Purchase Agreement permits, with certain exceptions as therein provided, the amendment thereof and of the Notes and the modification of the rights and obligations of the Company and certain rights of the Noteholders under the Purchase Agreement and the Notes at any time by the Company with the consent of the holders of a majority in aggregate principal amount of the Notes at the time outstanding. The Purchase Agreement also contains provisions permitting the Noteholders of specified percentages of the aggregate principal amount of the Notes at the time outstanding, on behalf of the Noteholders of all the Notes, to waive compliance by the Company with certain provisions of the Purchase Agreement and of the Notes and certain past defaults under the Purchase Agreement under the Notes and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such Noteholder and upon all future Noteholders of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

9. Restrictions on Transfer; Registration of Transfer. This Note is subject to restrictions on transfer as set forth in the Purchase Agreement. As provided in the Purchase Agreement and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the principal offices of the Company, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations authorized under the Purchase Agreement. As provided in the Purchase Agreement and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Noteholder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange.

Prior to due presentment of this Note for registration of transfer as permitted by the terms of the Purchase Agreement, the Company and any agent of the Company may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

10. Miscellaneous. All terms used in this Note which are defined in the Purchase Agreement and not otherwise defined in this Note shall have the meanings respectively assigned to them in the Purchase Agreement.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased in its entirety by the Company pursuant to Sections 6.15, 6.16 or 7.06 of the Purchase Agreement, check the box:
□
If you want to elect to have only a part of the principal amount of this Note purchased by the Company pursuant to Sections 6.15, 6.16 or 7.06 of the Purchase Agreement, state the portion of such amount: $_______________.

Dated:	Your Signature:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:
(Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program (“STAMP”), the Stock Exchange Medallion Program (“SEMP”), the New York Stock Exchange, Inc., Medallion Signature Program (“MSP”) or such other signature guarantee program as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, SEMP or MSP, all in accordance with the Securities Exchange Act of 1934, as amended.)